Exhibit 16

SingerLewak LLP

www.SingerLewak.com

Los Angeles

Orange County

Woodland Hills

Monterey Park

Silicon Valley

San Francisco

50+ YEARS SINCE 1959

September 16, 2014

PCAOB Letter File
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Commissioners:

We have read Yuma Energy, Inc.'s (formerly Pyramid Oil Company) statements included in Item 4.01 on its Current Report on Form 8-K dated September 16, 2014, and we agree with such statements made regarding our firm.

We consent to the filing of this letter as an exhibit to the foregoing Current Report on Form 8-K.

/s/ SingerLewak LLP

SingerLewak LLP

Los Angeles, California